UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 15, 2010, ULURU Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  The proposals submitted to a vote of the stockholders at the meeting are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2010.  There were 57,806,701 shares of the Company’s common stock represented either in person or by proxy at the meeting. The final results of voting for each matter are as follows:

Proposal 1.	Election of Directors.

By the votes reflected below, the following nominees were elected to the Company’s Board of Directors to hold office for the term expiring at the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William W. Crouse	21,509,511	600,574	35,696,616
Jeffrey B. Davis	21,565,011	545,074	35,696,616
Kerry P. Gray	21,484,411	625,674	35,696,616
Jeffrey A. Stone	21,648,011	462,074	35,696,616

Proposal 2.	Amend the Company’s 2006 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 9,000,000 shares to 12,000,000 shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,220,114	8,855,171	34,800	35,696,616

Proposal 3.	Ratification of the appointment of Lane Gorman Trubitt, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,722,066	640,935	1,443,700	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: June 17, 2010	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer